                                                                  Exhibit (4)(e)


THIS SECURITY IS AN OBLIGATION OF THE COMPANY AND IS NOT AND WILL NOT BE A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY, AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BANK INSURANCE FUND, SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY OR INSTRUMENTALITY.

                  [Insert any legend required by the Internal
                  Revenue Code and the regulations thereunder]

                       [Form of Fixed Rate Redeemable or
                        Non-Redeemable Senior Security]


                                    KEYCORP

                              ___% ____ due _____


No. _________                                          $____________


          KEYCORP, a corporation duly organized and existing under the laws of the State of Ohio (herein referred to as the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ______________________________________ or registered assigns the principal sum of ________________ Dollars on ___________ [If the Security is to bear interest
                                            -----------------------------------
prior to maturity, insert -- , and to pay interest thereon from _____________ or
- -------------------------
from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on __________ and __________ in each year, commencing _____________, at the rate of ___% per annum, until the principal hereof is paid or duly provided for. [If applicable, insert -- , and (to the
                                       ---------------------
extent that the payment of such interest shall be legally enforceable) at the rate of ___% per annum on any overdue principal and premium and on any overdue installment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the _____ or _____(whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such

Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee referred to on the reverse hereof, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture].

          [If the Security is not to bear interest prior to Maturity, insert --
           -----------------------------------------------------------------
The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand.
Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

          Payment of the principal of (and premium, if any) and [If applicable,
                                                                 --------------
insert --any such] interest on this Security will be made at the office or
- ------
agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [If applicable, insert -- ; provided, however, that at the option of the
       -------------  ------      --------  -------
Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee located inside the United States].

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is one of a series of Securities designated ____% Notes due _____.
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                                       3

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.


Dated: ________________________

                                    KEYCORP


                                    By_________________________________

Attest:



- ------------------------------
          Secretary


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.



                               BANKERS TRUST COMPANY
                                 as Trustee


                               By_____________________________________
                                  Authorized Signatory

                            [Reverse of Certificate]


          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture dated as of May __, 1994 (herein called the "Indenture") between the Company and Bankers Trust Company, Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $___________.

          If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          [If applicable, insert -- The Securities of this series may not be
           ---------------------
redeemed prior to the date of Maturity.]

          [If applicable insert -- The Securities of this series are subject to
           --------------------
redemption [(1)] [If applicable, insert -- on __________ in any year commencing
                  ---------------------
with the year ____ and ending with the year ____ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, [and] (2)] [If applicable, insert --at any time [on or after
                              ---------------------
__________], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):
If redeemed on or before __________, __%, and if redeemed during the 12-month period beginning __________ of the years indicated,


               Redemption                          Redemption
Year             Price              Year             Price
- ----           ----------           ----           ----------



and thereafter at a Redemption Price equal to __% of the principal amount, together in the case of any such redemption [If applicable, insert -- (whether
                                             ---------------------
through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that installments of interest on this
                     --------  -------
Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

         [If applicable, insert -- The Securities of this series are subject to
          ---------------------
redemption (1) on ___________ in any year commencing with the year ____ and ending with the year ____ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after ________________], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning __________ of the years indicated,

                Redemption Price
                 for Redemption             Redemption Price for
                Through Operation           Redemption Otherwise
                   of the                  Than Through Operation
Year             Sinking Fund               of the Sinking Fund
- ----            -----------------          ----------------------



and thereafter at a Redemption Price equal to ____% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated
- --------  -------
Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

          [Notwithstanding the foregoing, the Company may not, prior to __________, redeem any Securities of this series as contemplated by [Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than ____% per annum.]

          [The sinking fund for this series provides for the redemption on __________ in each year, beginning with the year ____ and ending with the year
____, of [not less than $ __________ [("mandatory sinking fund")] and not more than $ __________] aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made in the [describe
                                                                        --------
order] order in which they become due.]
- -----

          [If the Security is subject to redemption, insert -- Notice of
           ------------------------------------------------
redemption will be given by mail to Holders of Securities, not less than __ nor more than __ days prior to the date fixed for redemption, all as provided in the Indenture.
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                                       3

          In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.]

          [If the Security is not an Original Issue Discount Security, insert --
           ------------------------------------------------------------------
If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

          [If the Security is an Original Issue Discount Security, insert -- If
           --------------------------------------------------------------
an Event of Default with respect to the Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to -- insert formula for determining the
                                             ----------------------------------
amount.  Upon payment (i) of the amount of principal so declared due and payable
- ------
and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of the series shall terminate.]

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of each series issued under the Indenture and affected by the modification or amendment. The Indenture also contains provisions permitting the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of any series, on behalf of the Holders of all the Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of any series to waive on behalf of the Holders of all Securities of such series certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security of this series issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request and offered indemnity or security reasonably satisfactory to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply
                           --------  -------
to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or any interest on this Security on or after the respective due date expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

          [If applicable, insert -- The Indenture contains provisions that apply
           ---------------------
to the Securities of this series for defeasance at any time of (a) the entire indebtedness of the Company on the Securities of this series and (b) certain restrictive covenants and the related defaults and Events of Default with respect to the Securities of this series, upon compliance by the Company with certain conditions set forth therein.]

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.
As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of different authorized denominations, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.